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Exhibit 3.28

[STAMP]

CERTIFICATE OF INCORPORATION
OF
GENESIS HOLDINGS, INC.

1.
The name of the Corporation is:

GENESIS HOLDINGS, INC.

2.
The address of its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle 19805, and its registered agent at such address is CORPORATION SERVICE COMPANY.

3.
The nature of the Corporation's business or purposes to be conducted or promoted shall be confined to the maintenance and management of the Corporation's intangible investments and the collection and distribution of the income from such investments or from tangible property physically located outside of the State of Delaware, and ancillary activities incident thereto; provided, however, that the Corporation shall not engage in any activity contrary to Section 1902(b) (8) of Title 30 of the Delaware Code, as the same exists or may hereafter be amended from time to time.

4.
The total number of shares of capital stock which the Corporation shall have authority to issue is 3,000 shares of common stock, par value $.01 per share, amounting in aggregate to $30.

5.
The name and address of the incorporator is:

      Lynne M. Stewart
      Corporation Service Company
      1013 Centre Road
      Wilmington, DE 19805

6.
The Corporation is to have perpetual existence.

7.
In furtherance and not in limitation of the powers conferred by statute:

(a)
The board of directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

(b)
Elections of the Corporation's directors need not be by written ballot, unless the bylaws of the Corporation shall so provide.

(c)
Annual meetings of the board of directors and the stockholders of the Corporation shall be held within the State of Delaware.

(d)
The books and records of the Corporation may be kept (subject to any provisions set forth by statute) inside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.

8.
To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for breach of fiduciary duty as a director.

9.
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.

        I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do hereby make this Certificate of Incorporation of GENESIS HOLDINGS, INC., declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this seventeenth day of August, 1988.

/s/ LYNNE M. STEWART Lynne M. Stewart Incorporator

State of Delaware Secretary of State Division of Corporations Delivered 12:02 PM 12/03/2003 FILED 10:01 AM 12/03/2003 SRV 030772360—2169779 FILE

CERTIFICATE OF AMENDMENT
OF
*CERTIFICATE OF INCORPORATION
OF
GENESIS HOLDINGS, INC.

*****

Genesis Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

        DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

    RESOLVED, that the Certificate of Incorporation of Genesis Holdings, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

    "The name of the company shall be NeighborCare Holdings, Inc."

        SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on December 3, 2003.

        IN WITNESS WHEREOF, said company has caused this certificate to be signed by Michael S. Sherman, VP & Asst. Corporate Secretary, this First day of December, 2003.

Genesis Holdings, Inc.
By:	/s/ MICHAEL S. SHERMAN Michael S. Sherman VP & Asst. Corp. Secretary

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  Exhibit 3.28
CERTIFICATE OF INCORPORATION OF GENESIS HOLDINGS, INC.